Exhibit 99.1
Travelport
— Third Quarter 2011 Update —
Building the platform for growth
     Atlanta, GA, November 9, 2011 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announces its financial results for the third quarter ended September 30, 2011.
Financial Summary for Third Quarter 2011:
($ in millions)
•	Net Revenue — Q3 2011: $509 (2010: $488)
•	Operating Income — Q3 2011: $51 (2010: $75)
•	Adjusted EBITDA — Q3 2011: $118 (2010: $135)
Financial Summary for YTD 2011:
($ in millions)
•	Net Revenue — YTD 2011: $1,570 (2010: $1,544)
•	Operating Income — YTD 2011: $196 (2010: $229)
•	Adjusted EBITDA — YTD 2011: $401 (2010: $430)
•	Net cash provided by operating activities of continuing operations — YTD 2011: $86 (2010: $103)
Operational Highlights:
•	Further new product introduced — Travelport Smartpoint App™ and Travelport Rooms and More™
•	Expanded emerging markets geographic footprint
•	Continued to expand airline and hotel content including several merchandising agreements
•	Successfully completed debt restructuring with increased covenant headroom
Post Quarter End Highlights:
•	Signed unprecedented joint development agreement with TravelSky
•	Travelport Universal Desktop secured first customers in Asia and the USA
Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:
“We continue to gain momentum on our commercial objectives of enhanced travel content aggregation, the deployment of new point of sale technologies for travel agencies and travel product suppliers, and expanding our geographic and customer segment footprints. I am pleased to report solid results for the quarter, with revenue up 4%, volume up 3% and Adjusted EBITDA in line with management expectations despite the uncertain economic climate in many key geographies.”
Financial Highlights for Third Quarter 2011
Travelport’s main business is its global distribution system (GDS), which includes the Worldspan and Galileo brands and the Company’s Airline IT Solutions business.
($ in millions)

	Q3 2011	Q3 2010	Change	% Change
Net Revenue	$509	$488	$21	4%
Operating Income	$51	$75	$(24)	(32)%
EBITDA	$107	$130	$(23)	(18)%
Adjusted EBITDA	$118	$135	$(17)	(13)%
Travelport’s Net Revenue of $509 million for the third quarter of 2011 was $21 million (+4%) higher than last year as a result of a $16 million increase in transaction processing revenue driven by a +3% increase in segment volumes, with the largest increases in the Americas and Asia Pacific. Airline IT Solutions revenue increased by $5 million to $53 million in the quarter. Operating Income and EBITDA were $51 million and $107 million, respectively, for the third quarter of 2011, with a decrease of 32% in Operating Income and a decrease of 18% in EBITDA compared to 2010. Adjusted EBITDA was $118 million for the third quarter of 2011, a 13% decrease compared to 2010. Adjusted EBITDA declined $17 million (13%) primarily due to the re-introduction of the management incentive plan in 2011. Excluding the impact of the management incentive plan, the underlying Adjusted EBITDA would have been consistent with the prior year.

Financial Highlights for YTD 2011
($ in millions)

	YTD 2011	YTD 2010	Change	% Change
Net Revenue	$1,570	$1,544	$26	2%
Operating Income	$196	$229	$(33)	(14)%
EBITDA	$365	$386	$(21)	(5)%
Adjusted EBITDA	$401	$430	$(29)	(7)%
Travelport’s Net Revenue of $1,570 million for YTD 2011 was $26 million (+2%) higher than last year due to $16 million (+1%) incremental transaction processing revenue and $10 million (+7%) incremental Airline IT Solutions revenue. Transaction processing revenue increased in Europe and Asia Pacific and was partially offset by a decrease in the Middle East and Africa. Operating Income and EBITDA were $196 million and $365 million, respectively, for YTD 2011, a decrease of 14% in Operating Income and a decrease of 5% in EBITDA compared to 2010. Adjusted EBITDA was $401 million for YTD 2011, a 7% decrease compared to 2010. Adjusted EBITDA declined $29 million (7%) primarily due to the re-introduction of the management incentive plan in 2011. Excluding the impact of the management incentive plan, Adjusted EBITDA would have been consistent with the prior year.
As previously announced, the restructuring of Travelport Holdings Limited’s, Travelport’s direct parent company, senior unsecured payment-in-kind term loans was successfully completed. In connection with the restructuring, on September 30, 2011, Travelport amended its existing credit facility pursuant to the fourth amended and restated credit agreement, which, among other things, allows for a new second lien term loan, of which $207.5 million was issued, and recorded as a non-cash distribution to Travelport Holdings Limited. Travelport also distributed $89.5 million in cash to Travelport Holdings Limited as part of the restructuring.
Interest costs of $223 million were $21 million higher for YTD 2011 due to higher interest rates arising from amendments made to the senior secured credit agreement in the fourth quarter of 2010 and certain fees and expenses incurred in September 2011 related to the fourth amended and restated credit agreement, partially offset by a reduction in interest costs as a result of the early repayment of $655 million in term loans following the sale of GTA in the second quarter of 2011.
During the nine months ended September 30, 2011, Travelport generated $86 million in net cash provided by operating activities of continuing operations, a $17 million decrease from 2010, primarily due to the decrease in earnings and higher cash interest payments net of operating working capital movements.
Travelport’s net debt was $3,157 million as of September 30, 2011, which comprised debt of $3,384 million less $90 million in cash and cash equivalents and less $137 million of restricted cash provided as collateral.

Conference Call
The Company’s third quarter 2011 earnings conference call for investors will be held on Wednesday, November 9, 2011, beginning at 1200hrs (EDT). Conference call details are available through the Investor Center section of the Company’s website (www.travelport.com/investor.aspx), where pre-registration for the event is required.
About Travelport
Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.
With a presence in 160 countries, approximately 3,500 employees and reported 2010 revenues from continuing operations of $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
Headquartered in Atlanta, Georgia, Travelport is a privately owned company.
Investor Contact
Julian Walker
Head of Corporate Communications and Investor Relations
+44 (0)17 5328 8210
julian.walker@travelport.com

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our new universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
(in $ millions)	2011	2010	2011	2010
Net revenue	509	488	1,570	1,544

Costs and expenses
Cost of revenue	313	279	940	867
Selling, general and administrative	89	79	261	287
Restructuring charges	—	—	4	4
Depreciation and amortization	56	55	169	157

Total costs and expenses	458	413	1,374	1,315

Operating income	51	75	196	229
Interest expense, net	(74)	(73)	(223)	(202)

(Loss) income from continuing operations before income taxes and equity in earnings of investment in Orbitz Worldwide	(23)	2	(27)	27
Provision for income taxes	(8)	(7)	(27)	(36)
Equity in earnings of investment in Orbitz Worldwide	5	8	4	10

Net (loss) income from continuing operations	(26)	3	(50)	1
Income (loss) from discontinued operations, net of tax	—	21	(6)	24
Gain from disposal of discontinued operations, net of tax	—	—	312	—

Net (loss) income	(26)	24	256	25
Net loss attributable to non-controlling interest in subsidiaries	—	1	1	1

Net (loss) income attributable to the Company	(26)	25	257	26

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in $ millions)	2011	2010
Assets
Current assets:
Cash and cash equivalents	90	94
Accounts receivable (net of allowances for doubtful accounts of $31 and $24)	209	161
Deferred income taxes	4	4
Assets of discontinued operations	—	1,066
Other current assets	182	185

Total current assets	485	1,510
Property and equipment, net	441	484
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	702	770
Cash held as collateral	137	137
Investment in Orbitz Worldwide	100	91
Non-current deferred income tax	4	4
Other non-current assets	266	204

Total assets	3,435	4,500

Liabilities and equity
Current liabilities:
Accounts payable	96	72
Accrued expenses and other current liabilities	495	474
Liabilities of discontinued operations	—	555
Current portion of long-term debt	12	18

Total current liabilities	603	1,119
Long-term debt	3,372	3,796
Deferred income taxes	41	37
Other non-current liabilities	199	220

Total liabilities	4,215	5,172

Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	714	1,011
Accumulated deficit	(1,429)	(1,686)
Accumulated other comprehensive loss	(79)	(9)

Total shareholders’ equity	(794)	(684)
Equity attributable to non-controlling interest in subsidiaries	14	12

Total equity	(780)	(672)

Total liabilities and equity	3,435	4,500

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
(in $ millions)	2011	2010
Operating activities of continuing operations
Net income	256	25
Income from discontinued operations (including gain from disposal), net of tax.	(306)	(24)

Net (loss)/income from continuing operations	(50)	1
Adjustments to reconcile net (loss)/income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	169	157
Provision for bad debts	1	(1)
Equity-based compensation	—	2
Amortization of debt finance costs	14	19
(Gain) loss on interest rate derivative instruments	(10)	5
Loss (gain) on foreign exchange derivative instruments	5	(3)
Equity in earnings of investment in Orbitz Worldwide	(4)	(10)
Deferred income taxes	3	3
FASA liability	(12)	(14)
Defined benefit pension plan funding	(13)	¯
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(50)	(31)
Other current assets	11	(6)
Accounts payable, accrued expenses and other current liabilities	5	(8)
Other	17	(11)

Net cash provided by operating activities of continuing operations	86	103

Net cash (used in) provided by operating activities of discontinued operations	(12)	151

Investing activities
Property and equipment additions	(55)	(159)
Proceeds from sale of GTA Business, net of cash disposed of $7 million	628	—
Investment in Orbitz Worldwide	—	(50)
Businesses acquired	—	(16)
Loan to a parent company	—	(9)
Loan repaid by a parent company	—	9
Other	5	5

Net cash provided by (used in) investing activities	578	(220)

Financing activities
Principal repayments	(669)	(295)
Proceeds from new borrowings	—	380
Proceeds from settlement of derivative contracts	33	10
Payments on settlement of derivative contracts	—	(74)
Distribution to a parent company	(89)	—
Debt finance costs	(84)	(5)
Other	—	(3)

Net cash (used in) provided by financing activities	(809)	13

Effect of changes in exchange rates on cash and cash equivalents	5	5

Net (decrease) increase in cash and cash equivalents	(152)	52
Cash and cash equivalents at beginning of period (including cash of discontinued operations)	242	217

Cash and cash equivalents at end of period	90	269
Less: cash of discontinued operations	—	(178)

Cash and cash equivalents of continuing operations at end of period	90	91

Supplementary disclosures of cash flow information of continuing operations
Interest payments	240	200
Income tax payments, net	13	22
Non-cash capital distribution to a parent company	208	—
Non-cash capital lease additions	16	28

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Operating Income	Three Months Ended September 30,
	2011	2010
Travelport Adjusted EBITDA	118	135
Less adjustments:
Corporate transaction costs	(2)	(6)
Equity-based compensation	¯	1
Unrealized (losses) gains on foreign exchange derivatives	(6)	3
Other	(3)	(3)

Total	(11)	(5)

EBITDA	107	130
Less: Depreciation and amortization	(56)	(55)

Operating income	51	75

	Nine Months Ended September 30,
	2011	2010
Travelport Adjusted EBITDA	401	430
Less adjustments:
Corporate transaction costs	(9)	(32)
Restructuring charges	(4)	(4)
Equity-based compensation	¯	(2)
Unrealized (losses) on foreign exchange derivatives	(4)	(1)
Other	(19)	(5)

Total	(36)	(44)

EBITDA	365	386
Less: Depreciation and amortization	(169)	(157)

Operating income	196	229

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided
by Operating Activities of Continuing Operations and Unlevered	Nine Months Ended
Free Cash Flow	September 30,
	2011	2010
Travelport Adjusted EBITDA	401	430
Less:
Cash interest payments	(240)	(200)
Tax payments	(13)	(22)
Changes in operating working capital	(9)	(55)
FASA liability payments	(12)	(14)
Defined benefit pension plan funding	(13)	¯
Other non-operating and adjusting items	(28)	(36)

Net cash provided by operating activities of continuing operations	86	103
Add cash interest payments	240	200
Less capital expenditures of continuing operations	(50)	(153)

Unlevered free cash flow	276	150

     Travelport Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for; measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools available to management when evaluating the results of Travelport. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under our credit agreement covenants. These ratios use our Adjusted EBITDA for the last twelve months and use our consolidated net debt and our first lien debt as at the balance sheet date and are known as our Total Leverage Ratio and our First Lien Leverage Ratio. We are currently in compliance with our Total Leverage Ratio and our First Lien Leverage Ratio. A breach of these covenants could result in a default under the senior secured credit agreement and the indentures governing our notes.
     Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) continuing operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within our Statements of Cash Flows. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and our ability to meet its current and future financing and investing needs.

TRAVELPORT LIMITED
Operating Statistics
(unaudited)

	Three Months Ended
	September 30,
	2011	2010	Change	% Change
Segments (in millions)
Americas Segments	44.9	43.5	1.4	3%
International Segments:
Europe	20.4	20.2	0.2	1%
Asia Pacific	14.4	13.6	0.8	6%
Middle East and Africa	9.3	8.9	0.4	4%

Total Segments	89.0	86.2	2.8	3%

	Nine Months Ended
	September 30,
	2011	2010	Change	% Change
Segments (in millions)
Americas Segments	137.3	135.0	2.3	2%
International Segments:
Europe	65.7	65.1	0.6	1%
Asia Pacific	43.5	41.8	1.7	4%
Middle East and Africa	29.0	30.0	(1.0)	(3%)

Total Segments	275.5	271.9	3.6	1%